Exhibit 99.1

Congoleum Corporation

Feasibility Analysis

April 26, 2010

Prepared by

Five Tower Bridge, 300 Barr Harbor Drive, Suite 420, West Conshohocken, PA 19428	Phone (610) 940-1054
630 Fifth Avenue, 14th Floor, New York, NY 10111	Phone (212) 782-3755

Congoleum Corporation

Disclosure

The following pages contain material provided in the context of a feasibility analysis in support of the Plan of Reorganization (as defined herein) of Congoleum Corporation (“Congoleum” or the “Company”).  Certain information contained in this report was obtained from the Company’s management; however, the Advisor assumes no liability for such data.  Information supplied by the Company’s management has been accepted without further verification as correctly reflecting the Company's past results and current condition in accordance with generally accepted accounting principles, unless otherwise noted.  With respect to certain financial projections and forecasts, we have assumed that they have been reasonably prepared on a basis that reflects the best currently available estimates and judgments of senior management of the Company.

Congoleum Corporation

Congoleum Corporation

Purpose of the feasibility analysis

On December 31, 2003, the Company filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey seeking relief under Chapter 11 of the United States Bankruptcy Code.  The Company filed its Plan of Reorganization as subsequently modified (“Plan of Reorganization”) and Disclosure Statement with the Bankruptcy Court.  The Advisor has been retained by the Company to provide this feasibility analysis for use in litigation and litigation support in connection with confirmation of the Plan of Reorganization.

Congoleum Corporation

Overview

In determining the feasibility of the Company’s Plan of Reorganization, the Advisor focused on the following:

➢
Liquidity Analysis:  Based on reasonable operating assumptions and a pro forma post-confirmation capital structure, does the Company maintain sufficient liquidity to operate as a going concern through the projection period?

➢
Refinancing Analysis:  Based on reasonable operating assumptions and a pro forma post-confirmation capital structure, is it reasonable to conclude that the Company can refinance its funded indebtedness through the projection period?

Congoleum Corporation

Assumptions

•
The feasibility analysis is based on projected financial results for the fiscal years ending December 31, 2010, 2011, 2012, 2013 and 2014 which were provided by the Company.  These financial projections are detailed on the pages that follow.

•	The financial projections assume that the effective date of the Plan of Reorganization is June 30, 2010 (“Effective Date”).

•	The financial projections exclude any fresh start accounting adjustments.

•	The post-confirmation capital structure is assumed to be as follows:

▪
Upon the Effective Date, the Company expects to have access to a $40.0 million revolving credit facility (“Revolver”) from Wells Fargo Capital Finance, which is the Company’s existing debtor-in-possession lender.  The terms of the Revolver include an 85% advance on eligible accounts receivable, a 50% advance on eligible inventory and a $6.5 million advance on fixed assets (amortizing fully over six years).

▪
A note payable (“Note”) related to certain reorganization and legal fees will be issued in the initial amount of $7.7 million.  The Note will amortize in six quarterly payments of 8.33% of the original principal amount starting at the end of the first quarter after the Effective Date followed by four quarterly payments of 12.5% of the original principal amount.

▪
The Company will issue $33 million of New Senior Notes (“Senior Notes”).  The notes are interest only and mature on December 31, 2017.  There will be no interest due for the first six months after the Effective Date.  From the interest payment due month twelve after the Effective Date through the payment due month thirty after the Effective Date, the Company will have the option to pay interest in kind by the issuance of additional Senior Notes.  The projection model assumes that the Company exercises this option.

Congoleum Corporation

▪
Commencing with the end of the fiscal year ending December 31, 2011, the Company will issue Senior Notes in an amount equal to its net debt capacity (defined as average EBITDA* for the prior two fiscal years times four) less the amount of total indebtedness.  The projections indicate that the Company will issue $10.9 million of Senior Notes in 2014, as detailed below.

	Projected As of December 31,
$ in thousands	2010	2011	2012	2013	2014

EBITDA	$7,912	$11,396	$13,675	$16,177	$17,708
Average 2 Year EBITDA		9,654	12,536	14,926	16,943

Debt Capacity		38,616	50,142	59,704	67,770

Net Debt Calculation
Revolver (Average Balance)	14,763	9,944	9,933	8,426	5,260
Senior Notes	33,000	36,730	40,881	40,881	51,778
Deferred Reorg/Legal Fees Note	6,442	3,865	0	0	0
Cash	(500)	(500)	(500)	(500)	(500)
Net Debt	53,705	50,039	50,314	48,807	56,538

Debt Capacity Less Net Debt		(11,423)	(172)	10,897	11,232

Additional Notes Issuance		$0	$0	$0	$10,897

* Earnings before interest, taxes, depreciation and amortization.

Congoleum Corporation

Financial Summary

Projected Income Statements

	Projected Period Ending December 31,
$ in thousands	2H 2010	2011	2012	2013	2014

Total Net Revenue	$72,734	$156,267	$167,905	$182,901	$196,387

Cost of Revenue	59,354	123,713	131,324	141,097	150,810
Gross Profit	13,380	32,554	36,581	41,804	45,577

Selling, General & Administrative Expense	14,571	29,440	30,471	32,208	34,136
EBIT	(1,191)	3,114	6,110	9,596	11,441

Total Interest Expense	282	4,872	5,195	4,480	16,059
Other Income (Expense)	175	160	160	160	160
Pretax Income	(1,298)	(1,598)	1,075	5,276	(4,458)

Provision (Benefit) for Income Taxes	80	160	160	1,482	(1,162)
Net Income	$(1,378)	$(1,758)	$915	$3,794	$(3,296)

EBITDA	$3,664	$11,396	$13,675	$16,177	$17,708

Congoleum Corporation

Projected Balance Sheets

$ in thousands		Projected As of December 31,
	30-Jun-10	2010	2011	2012	2013	2014
Assets
Cash & Cash Equivalents	$9,322	$500	$500	$500	$500	$500
Accounts and Notes Receivable	18,606	12,104	12,503	13,300	14,519	15,787
Inventories	29,285	29,355	30,300	31,280	32,585	34,255
Receivable From Trust - Current	0	0	0	0	0	0
Other Current Assets	1,296	2,127	2,147	2,166	2,186	2,205
Total Current Assets	58,509	44,086	45,450	47,246	49,790	52,747

Property, Plant & Equipment, net	45,867	43,437	39,315	36,310	34,589	33,482

Other Noncurrent Assets	22,331	22,331	22,331	22,331	22,331	22,331
Total Assets	$126,707	$109,854	$107,096	$105,887	$106,710	$108,560

Liabilities & Shareholders' Equity
Revolver	$20,744	$6,676	$5,482	$5,021	$3,385	$1,823
Accounts Payable	7,046	7,693	8,100	8,300	8,900	9,500
Accrued Expenses	27,388	26,942	27,371	27,951	28,583	29,194
Other Current Liabilities	0	0	0	0	0	0
Total Current Liabilities	55,178	41,311	40,953	41,272	40,868	40,517

Senior Notes	33,000	33,000	36,730	40,881	40,881	51,778
Deferred Reorg/Legal Fees Note	7,730	6,442	3,865	0	0	0
Total Long-term Debt	40,730	39,442	40,595	40,881	40,881	51,778

Accrued Pension Liability	27,292	27,882	27,382	26,882	26,382	25,882
Other Noncurrent Liabilities	12,482	11,392	9,897	7,568	5,501	651
Accrued Postretirement Benefit Obligation	11,298	11,478	11,678	11,778	11,778	11,728
Total Liabilities	146,980	131,505	130,505	128,381	125,410	130,556

Other Shareholders' Equity	(20,273)	(21,651)	(23,409)	(22,494)	(18,700)	(21,996)

Total Liabilities & Shareholders' Equity	$126,707	$109,854	$107,096	$105,887	$106,710	$108,560

Congoleum Corporation

Projected Cash Flow Statements

	Projected Period Ending December 31,
$ in thousands	2H 2010	2011	2012	2013	2014

Net Income	$(1,378)	$(1,758)	$915	$3,794	$(3,296)

Cash Flow from Operating Expense
Depreciation	4,680	8,122	7,405	6,421	6,107
Change in Working Capital
Change in Accounts Receivable	6,502	(399)	(797)	(1,219)	(1,268)
Change in Inventories	(70)	(945)	(980)	(1,305)	(1,670)
Change in Other Current Assets	(831)	(20)	(19)	(20)	(19)
Change in Accounts Payable	647	407	200	600	600
Change in Accrued Liabilities	(446)	429	580	632	611
Change in Other Current Liabilities	0	0	0	0	0
Net Cash Flow from Operations	$9,104	$5,836	$7,304	$8,903	$1,065

Cash Flow from Investing Activities
Capital Expenditures	$(2,250)	$(4,000)	$(4,400)	$(4,700)	$(5,000)
Change in Other Noncurrent Assets	0	0	0	0	0
Change in Accrued Pension Liability	590	(500)	(500)	(500)	(500)
Change in Other Noncurrent Liabilities	(1,090)	(1,495)	(2,329)	(2,067)	(4,850)
Change in Accrued Postretirement Benefit Obligation	180	200	100	0	(50)
Net Cash from Investing	$(2,570)	$(5,795)	$(7,129)	$(7,267)	$(10,400)

Cash Flow from Financing Activities
Drawdown/(Repayment)-Revolver	$(14,068)	$(1,194)	$(461)	$(1,636)	$(1,562)
Senior Notes Drawdown/(Retirement)	0	0	0	0	0
Senior Notes PIK Interest	0	3,730	4,151	0	0
Senior Notes Additional Issuance	0	0	0	0	10,897
Deferred Reorg/Legal Fees Note Drawdown/(Retirement)	(1,288)	(2,577)	(3,865)	0	0
Deferred Reorg/Legal Fees Note PIK Interest	0	0	0	0	0
Net Cash from Financing	$(15,356)	$(41)	$(175)	$(1,636)	$9,335

Net Increase/(Decrease) in Cash	$(8,822)	$0	$0	$0	$0

Beginning Cash Balance	9,322	500	500	500	500

Ending Cash Balance	$500	$500	$500	$500	$500

Congoleum Corporation

Liquidity Analysis

One test of feasibility is whether the Company has sufficient liquidity going forward to fund its liabilities and operate as a going concern through the projection period.  As detailed in the projections and summarized below, during the projection period the Company maintains a cash balance plus excess availability on the Revolver, yielding an adequate liquidity cushion.

		Projected As of December 31,
$ in thousands	30-Jun-10	2010	2011	2012	2013	2014

Cash & Cash Equivalents	$9,322	$500	$500	$500	$500	$500

Excess Revolver Availability	7,622	14,411	14,778	14,923	16,468	18,174

Total Liquidity	$16,944	$14,911	$15,278	$15,423	$16,968	$18,674

The analysis above (consistent with the projections) assumes a reduction in the fixed asset component of the borrowing base in equal quarterly installments over six years.  Assuming the Company could maintain its expected initial advance on fixed assets through the projection period, the Company’s liquidity profile would be improved, as detailed below.

		Projected As of December 31,
$ in thousands	30-Jun-10	2010	2011	2012	2013	2014

Cash & Cash Equivalents	$9,322	$500	$500	$500	$500	$500

Excess Revolver Availability	7,622	14,411	14,778	14,923	16,468	18,174
Step-Up in Fixed Asset Availability	0	583	1,750	2,917	4,083	5,250
Pro Forma Revolver Availability	7,622	14,994	16,528	17,840	20,551	23,424

Total Pro Forma Liquidity	$16,944	$15,494	$17,028	$18,340	$21,051	$23,924

Congoleum Corporation

Moreover, the projections yield annual fixed charge coverage ratios, as detailed below, that indicate sufficient liquidity to operate as a going-concern through the projection period.

	Projected Period Ending December 31,
$ in thousands	2011		2012		2013		2014

EBITDA	$11,396		$13,675		$16,177		$17,708

Fixed Charges
Cash Interest Expense	$1,112		$1,000		$4,479		$5,019
Mandatory Principal Payments	2,577		3,865		0		0
Capital Expenditures	4,000		4,400		4,700		5,000
Taxes	160		160		1,482		(1,162)
Total Fixed Charges	7,849		9,425		10,661		8,857

EBITDA / Total Fixed Charges	1.5	x	1.5	x	1.5	x	2.0	x

Utilizing the assumptions in the Company's projection model, these analyses establish that the Company maintains sufficient liquidity to operate as a going concern through the projection period.

Congoleum Corporation

Refinancing Analysis

A second test of feasibility is whether the Company can refinance its funded indebtedness.  The adjustment mechanism for the Senior Notes adjusts total funded net indebtedness to four times the average EBITDA for the prior two fiscal years.  To gauge the ability of the Company to refinance its indebtedness, the leverage multiple of four times average EBITDA must be compared to historical leverage multiples of highly leveraged loans.

Below is a historical view of average leverage multiples for middle market loans (EBITDA less than $50 million) loans since 1997.

Congoleum Corporation

During this timeframe, the average leverage multiple was 4.2x and the range of multiples was 3.6x to 4.8x.  The average leverage multiple exceeded four times in 9 of 13 years, or 69.2% of the time.

Although it is impossible to predict the condition of the capital marketplace during the projection period, utilizing the assumptions in the Company's projection model as well as a reasonable range of capital market conditions based on history, this analysis establishes that it is reasonable to conclude that the Company will be able to refinance its indebtedness during the projection period.

Congoleum Corporation

Advisor’s Qualifications

•
SSG Capital Advisors, L.L.C. (“SSG”) is a leading boutique middle market special situations investment banking firm with offices outside of Philadelphia, PA and in New York, NY.  Services include mergers and acquisitions; private placements of senior and subordinated debt and equity; financial restructurings; and complex valuations and fairness opinions.

•	SSG (and its predecessors) has been active in providing financial advisory services in connection with Chapter 11 and other bankruptcy proceedings since 1994.

•	The following details background information on the professionals that prepared this analysis:

➢	J. Scott Victor, Esquire, Managing Director

▪
J. Scott Victor is a founding partner and Managing Director of SSG Capital Advisors, LLC.  Prior to reacquiring SSG from National City/PNC in May, 2009, Scott was a Senior Managing Director and Co-Head of the Special Situations Group of National City Investment Banking which acquired SSG in August, 2006.  Prior to his transition to investment banking in 2000, Scott was a partner at Saul Ewing, LLP and a senior member of its Bankruptcy and Reorganization Department.  With 25 years of experience in representing companies in Chapter 11 proceedings, workouts and restructurings, Scott is an expert in the restructuring, refinancing and sale of distressed middle-market companies.  Scott has completed over 150 sale, refinancing and restructuring assignments for distressed middle-market companies both in and outside of Chapter 11 proceedings throughout the U. S. and in Europe and has testified as an expert in numerous Bankruptcy Courts across the U. S.  Scott has given more than 100 presentations around the U. S. and Europe on bankruptcy and insolvency law, distressed M&A and special situation financing issues.  His clients are publicly-traded, privately-held, private equity sponsored and family-owned companies in almost every industry.  Scott is a Fellow of the American College of Bankruptcy.  He is also an active member of the American Bankruptcy Institute (member of the Board of Directors, 2007-2010 Co-Chair of the Investment Banking Committee, Board of Advisors for the 2007-2010 ABI Mid-Atlantic Bankruptcy Conference, 2006-2010 Complex Financial Restructuring Conference, and 2008-2010 VALCON Conference) and the Turnaround Management Association (past President and past Chairman of the Philadelphia Chapter, a member of the Executive Committee and Board of Directors of TMA International and serves as 2010 Vice President of Chapter Relations).

Congoleum Corporation

➢	Michael S. Goodman, Managing Director

▪
Michael Goodman is a founding partner and Managing Director of SSG Capital Advisors, LLC.  His investment banking services include mergers and acquisitions for companies both in and out of bankruptcy; restructurings; the private placement of senior debt, second lien debt, subordinated debt and equity; and complex valuations.  Michael started his investment banking career in 1995 as an analyst at Schroder & Co.  He began focusing exclusively in the special situations area in 1998 as part of Berwind Financial, a Philadelphia-based regional financial services firm.  In 2001, Michael became a partner of SSG Capital Advisors, which was formed to acquire the special situations investment banking practice from Berwind.  SSG grew into a one the country’s leading boutique investment banks focusing exclusively on its niche of providing services to companies facing financial or operational challenges.  In 2006, SSG was acquired by National City Bank.  In 2009, Michael was one of five partners that reacquired SSG from National City.

➢	Bobby Mannepalli, Analyst

▪
Mr. Mannepalli provides an array of services to investment banking clients including valuations, mergers and acquisitions work, and the private placement of senior debt, subordinated debt, and a variety of equity securities.  Prior to joining SSG, he was an investment banking analyst for National City Capital Markets, where he participated in investment banking transactions.  Before joining National City Capital Markets, Mr. Mannepalli worked as an Internal Audit and Financial Reporting Analyst at the corporate office of Linens 'n Things.